EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert G. Watson, Jr., pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

1.	the Quarterly Report of EnerJex Resources, Inc. on Form 10-Q for the quarterly period ended June 30, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the EnerJex Resources, Inc.

Date: August 12, 2013

/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr.
Chief Executive Officer
(Principal Executive Officer)